Exhibit 99.1

Teladoc Health Reports First Quarter 2025 Results

PURCHASE, NY, April 30, 2025— Teladoc Health, Inc. (NYSE: TDOC), the global leader in virtual care, today reported financial results for the three months ended March 31, 2025 (“First Quarter 2025”). Unless otherwise noted, percentage and other changes are relative to the three months ended March 31, 2024 (“First Quarter 2024”).

First Quarter 2025 Highlights

•First Quarter 2025 revenue of $629.4 million, down 3% year-over-year
•First Quarter 2025 net loss of $93.0 million, or $0.53 per share, including a pre-tax goodwill impairment charge of $59.1 million, or $0.34 per share, which occurred after the issuance of the previously provided outlook and was not included
•First Quarter 2025 adjusted EBITDA of $58.1 million, down 8% year-over-year
•Integrated Care segment revenue of $389.5 million, up 3% year-over-year, and adjusted EBITDA margin improved to 12.9%
•BetterHelp segment revenue of $239.9 million, down 11% year-over-year, and adjusted EBITDA margin of 3.2%
•Teladoc Health announced acquisition of UpLift Health Technologies, Inc., a virtual mental health provider with in-network health plan relationships representing more than 100 million covered lives

“We are pleased with the solid start to 2025. Consolidated revenue and adjusted EBITDA were towards the higher end of our first quarter guidance ranges, including our Integrated Care segment being above our ranges for both measures and BetterHelp segment results in the upper half of our ranges as well. We also continue to make progress towards strategic priorities aimed at driving sustainable performance, including advancing our position in virtual mental health. We are excited about the UpLift acquisition announced today, which will further the BetterHelp segment's ability to support consumers seeking to use their covered benefits for virtual mental health services,” said Chuck Divita, Chief Executive Officer of Teladoc Health.

“We continue to see significant opportunities ahead to strengthen our position across our business and unlock future growth potential. Despite uncertainties in the macro environment, we remain focused on what we can most impact, and are executing with urgency against the key strategic priorities that we have previously outlined,” Divita added.

Key Financial Data
($ in thousands, except per share data, unaudited)
	Three Months Ended
	March 31,
	2025	2024	Change
Revenue	$629,369	$646,131	(3)%

Net loss	$(93,012)	$(81,889)	(14)%
Net loss per share, basic and diluted	$(0.53)	$(0.49)	(8)%

Adjusted EBITDA (1)	$58,093	$63,140	(8)%
See note (1) in the Notes section that follows.

First Quarter 2025

Revenue decreased 3% to $629.4 million from $646.1 million in First Quarter 2024. Access fees revenue decreased 6% to $525.7 million and other revenue grew 16% to $103.6 million. U.S. revenue decreased 4% to $525.0 million and International revenue grew 6% to $104.4 million.

Teladoc Health Integrated Care ("Integrated Care") segment revenue increased 3% to $389.5 million in First Quarter 2025 and BetterHelp segment revenue decreased 11% to $239.9 million.

Net loss totaled $93.0 million, or $0.53 per share, for First Quarter 2025, compared to $81.9 million, or $0.49 per share, for First Quarter 2024. Results for First Quarter 2025 included a non-cash goodwill impairment charge of $59.1 million, or $0.34 per share pre-tax, stock-based compensation expense of $25.2 million, or $0.14 per share pre-tax, and amortization of intangibles of $84.3 million, or $0.48 per share pre-tax. Net loss for First Quarter 2025 also included $4.3 million, or $0.02 per share pre-tax, of restructuring costs related to severance costs and costs associated with office space reduction. These items were partially offset by a discrete tax benefit of $20.1 million, or $0.12 per share, related to the completion of a research and development tax credit study.

The non-cash goodwill impairment charge recorded in First Quarter 2025 was the result of the fair value of the Integrated Care segment being less than its carrying value at the time of the acquisition of Catapult Health, LLC.

Results for First Quarter 2024 included stock-based compensation expense of $42.3 million, or $0.25 per share pre-tax, amortization of intangibles of $95.1 million, or $0.57 per share pre-tax, and $9.7 million, or $0.06 per share pre-tax, of restructuring costs primarily related to severance payments.

Adjusted EBITDA(1) decreased 8% to $58.1 million, compared to $63.1 million for First Quarter 2024. Integrated Care segment adjusted EBITDA increased 6% to $50.4 million in First Quarter 2025 and BetterHelp segment adjusted EBITDA decreased 50% to $7.7 million in First Quarter 2025.

Capex and Cash Flow

Cash flow from operations was $15.9 million in First Quarter 2025, compared to $8.9 million in First Quarter 2024. Capital expenditures and capitalized software development costs (together, “Capex”) were $31.6 million in First Quarter 2025, compared to $35.5 million in First Quarter 2024. Free cash flow was a use of $15.7 million in First Quarter 2025, compared to a use of $26.6 million in First Quarter 2024.

UpLift Acquisition

Today, Teladoc Health announced that it completed the acquisition of UpLift Health Technologies, Inc. ("UpLift") in an all-cash transaction of $30.0 million, with up to $15.0 million in additional contingent earnout consideration. UpLift is an innovative and tech-enabled provider of virtual mental health therapy, psychiatry and medication management services. The acquisition will support the strategic priorities of the BetterHelp segment by expanding opportunities for consumers seeking mental health services to access their benefit coverage.

Visit the Teladoc Health investor relations page at http://ir.teladochealth.com/investors/default.aspx for the separate release announcing the UpLift acquisition.

Financial Outlook

The outlook provided below is based on current market conditions and expectations and what we know today, and includes the anticipated contribution from the acquisition of UpLift. However, due to continued uncertainty regarding the implementation dates and scope of potential U.S. import tariffs or retaliatory tariffs put in place by other countries, this guidance does not include any impact from new tariff actions in 2025.

For the full year of 2025, we expect:
Full Year 2025 Outlook Range
Revenue	$2,468 - $2,576 million
Adjusted EBITDA	$263 - $304 million
Net loss per share	($1.40) - ($0.90)
Free Cash Flow	$170 - $200 million
U.S. Integrated Care Members (2)	101 - 103 million

Integrated Care
Revenue growth percentage (year-over-year)	0.00% - 3.00%
Adjusted EBITDA margin	14.30% - 15.30%

BetterHelp
Revenue growth percentage (year-over-year)	(9.75%) - (3.75%)
Adjusted EBITDA margin	4.75% - 6.25%

For the second quarter of 2025, we expect:
2Q 2025 Outlook Range
Revenue	$614 - $633 million
Adjusted EBITDA	$56 - $70 million
Net loss per share	($0.40) - ($0.20)
U.S. Integrated Care Members (2)	101.5 - 102.5 million

Integrated Care
Revenue growth percentage (year-over-year)	0.25% - 2.75%
Adjusted EBITDA margin	13.25% - 14.75%

BetterHelp
Revenue growth percentage (year-over-year)	(11.25%) - (7.50%)
Adjusted EBITDA margin	2.50% - 5.25%
See note (2) in the Notes section that follows.

Earnings Conference Call

The First Quarter 2025 earnings conference call and webcast will be held Wednesday, April 30, 2025 at 4:30 p.m. E.T. The conference call can be accessed by dialing 1-833-470-1428 for U.S. participants and using the access code #309585. For international participants, please visit the following link for global dial-in numbers:
https://www.netroadshow.com/conferencing/global-numbers?confId=81196. A live audio webcast will also be available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Teladoc Health

Teladoc Health empowers all people everywhere to live their healthiest lives by transforming the healthcare experience. As the world leader in virtual care, Teladoc Health uses proprietary health signals and personalized interactions to drive better health outcomes across the full continuum of care, at every stage in a person’s health journey. Teladoc Health leverages more than two decades of expertise and data-driven insights to meet the growing virtual care needs of consumers and healthcare professionals. For more information, please visit www.teladochealth.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, the information under the caption “Financial Outlook” and statements we make regarding future financial or operating results, future numbers of members, BetterHelp paying users or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial condition.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings, including our ability to effectively compete; (iii) results of litigation or regulatory actions; (iv) the loss of one or more key clients or the loss of a significant number of members or BetterHelp paying users; (v) changes in valuations or useful lives of our assets; (vi) changes to our abilities to recruit and retain qualified providers into our network; (vii) the impact of and risk related to impairment losses with respect to goodwill or other assets; (viii) the success of our operational review of the company to achieve a more balanced approach to growth and margin; and (ix) imposed and threatened tariffs by the United States and its trading partners, and any resulting disruptions or inefficiencies in our supply chain. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

TELADOC HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data, unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$629,369	$646,131
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	196,829	194,538
Advertising and marketing	168,185	183,329
Sales	48,693	54,364
Technology and development	69,958	81,388
General and administrative	112,774	111,697
Goodwill impairment	59,138	—
Acquisition, integration, and transformation costs	2,188	373
Restructuring costs	4,347	9,673
Amortization of intangible assets	84,304	95,057
Depreciation of property and equipment	3,564	2,834
Total costs and expenses	749,980	733,253
Loss from operations	(120,611)	(87,122)
Interest income	(12,674)	(13,942)
Interest expense	5,765	5,649
Other expense (income), net	(2,435)	370
Loss before provision for income taxes	(111,267)	(79,199)
Provision for income taxes	(18,255)	2,690
Net loss	$(93,012)	$(81,889)

Net loss per share, basic and diluted	$(0.53)	$(0.49)

Weighted-average shares used to compute basic and diluted net loss per share	174,154,128	167,730,746

Stock-based Compensation Summary

Compensation expense for stock-based awards were classified as follows (in thousands, unaudited):

	Three Months Ended March 31,
	2025	2024
Cost of revenue (exclusive of depreciation and amortization, which are shown separately)	$573	$1,394
Advertising and marketing	1,503	3,789
Sales	4,259	7,967
Technology and development	5,785	9,299
General and administrative	13,043	19,876
Total stock-based compensation expense (3)	$25,163	$42,325
See note (3) in the Notes section that follows.

Revenues

	Three Months Ended
	March 31,
($ in thousands, unaudited)	2025	2024	Change
Revenue by Type
Access Fees	$525,736	$557,174	(6)%
Other	103,633	88,957	16%
Total Revenue	$629,369	$646,131	(3)%

Revenue by Geography
U.S. Revenue	$524,970	$547,600	(4)%
International Revenue	104,399	98,531	6%
Total Revenue	$629,369	$646,131	(3)%

Summary Operating Metrics

Consolidated

	Three Months Ended
	March 31,
(In millions)	2025	2024	Change
Total Visits	4.44	4.59	(3)%

Integrated Care

	As of March 31,
(In millions)	2025	2024	Change
U.S. Integrated Care Members (2)	102.5	91.8	12%
Chronic Care Program Enrollment (4)	1.151	1.121	3%

	Three Months Ended
	March 31,
	2025	2024	Change
Average Monthly Revenue Per U.S. Integrated Care Member (5)	$1.27	$1.38	(8)%

BetterHelp

	Average for
	Three Months Ended
	March 31,
(In millions)	2025	2024	Change
BetterHelp Paying Users (6)	0.397	0.415	(4)%
See notes (2), (4), (5), and (6) in the Notes section that follows.

Operating Results by Segment (see note (7) in the Notes section that follows)

The following table presents operating results by reportable segment for the periods indicated:

	Three Months Ended
	March 31,
($ in thousands, unaudited)	2025	2024	Change
Integrated Care
Revenue	$389,468	$377,111	3%
Adjusted EBITDA	$50,379	$47,674	6%
Adjusted EBITDA Margin %	12.9%	12.6%

BetterHelp
Therapy Services	$234,438	$263,712	(11)%
Other Wellness Services	5,463	5,308	3%
Total Revenue	$239,901	$269,020	(11)%
Adjusted EBITDA	$7,714	$15,466	(50)%
Adjusted EBITDA Margin %	3.2%	5.7%

TELADOC HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(93,012)	$(81,889)
Adjustments to reconcile net loss to net cash flows from operating activities:
Goodwill impairment	59,138	—
Amortization of intangible assets	84,304	95,057
Depreciation of property and equipment	3,564	2,834
Amortization of right-of-use assets	2,305	2,614
Provision for allowances for doubtful accounts	59	86
Stock-based compensation	25,163	42,325
Deferred income taxes	(26,865)	(1,600)
Other, net	1,753	1,403
Changes in operating assets and liabilities:
Accounts receivable	(15,270)	2,133
Prepaid expenses and other current assets	(23,786)	(23,691)
Inventory	1,515	(3,091)
Other assets	412	1,009
Accounts payable	17,356	(5,870)
Accrued expenses and other current liabilities	12,568	25,185
Accrued compensation	(21,463)	(51,973)
Deferred revenue	(5,542)	7,297
Operating lease liabilities	(2,482)	(2,861)
Other liabilities	(3,798)	(48)
Net cash provided by operating activities	15,919	8,920
Cash flows from investing activities:
Capital expenditures	(2,726)	(1,149)
Capitalized software development costs	(28,859)	(34,363)
Acquisition of business, net of cash acquired	(64,608)	—
Payments for investments	(27,075)	—
Net cash used in investing activities	(123,268)	(35,512)
Cash flows from financing activities:
Proceeds from the exercise of stock options	80	131
Proceeds from employee stock purchase plan	689	1,516
Other, net	—	104
Net cash provided by financing activities	769	1,751
Net decrease in cash and cash equivalents	(106,580)	(24,841)
Effect of foreign currency exchange rate changes	1,585	(899)
Cash and cash equivalents at beginning of the period	1,298,327	1,123,675
Cash and cash equivalents at end of the period	$1,193,332	$1,097,935

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data, unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,193,332	$1,298,327
Accounts receivable, net of allowance for doubtful accounts of $4,775 and $5,134 at March 31, 2025 and December 31, 2024, respectively	232,971	214,146
Inventories	38,012	38,138
Prepaid expenses and other current assets	137,514	113,296
Total current assets	1,601,829	1,663,907
Property and equipment, net	30,640	29,487
Goodwill	283,190	283,190
Intangible assets, net	1,393,381	1,431,360
Operating lease—right-of-use assets	26,589	27,092
Other assets	108,816	81,488
Total assets	$3,444,445	$3,516,524
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,054	$33,130
Accrued expenses and other current liabilities	218,971	202,157
Accrued compensation	56,741	76,229
Deferred revenue—current	73,933	79,296
Convertible senior notes, net—current	550,724	550,723
Total current liabilities	952,423	941,535
Other liabilities	4,322	720
Operating lease liabilities, net of current portion	33,798	32,135
Deferred revenue, net of current portion	10,246	9,786
Deferred taxes, net	24,336	49,851
Convertible senior notes, net—non-current	992,290	991,418
Total liabilities	2,017,415	2,025,445
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 shares authorized; 175,340,325 shares and 173,405,016 shares issued and outstanding as of March 31, 2025 and December 31, 2024 respectively	175	173
Additional paid-in capital	17,787,012	17,759,194
Accumulated deficit	(16,322,912)	(16,229,900)
Accumulated other comprehensive loss	(37,245)	(38,388)
Total stockholders’ equity	1,427,030	1,491,079
Total liabilities and stockholders’ equity	$3,444,445	$3,516,524

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use certain non-GAAP financial measures to clarify and enhance an understanding of past performance, which include adjusted EBITDA and free cash flow. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance, and are commonly used by investors to evaluate our performance and that of our competitors. We further believe that these financial measures are useful to assess our operating performance and financial and business trends from period-to-period by excluding certain items that we believe are not representative of our core business, and that free cash flow reflects an additional way of viewing our liquidity that, when viewed together with GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our cash flows. We use these non-GAAP financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as a key measure of our performance.

Adjusted EBITDA consists of net loss before provision for income taxes; other expense (income), net; interest income; interest expense; depreciation of property and equipment; amortization of intangible assets; restructuring costs; acquisition, integration, and transformation cost; goodwill impairment; and stock-based compensation.

Free cash flow is net cash provided by operating activities less capital expenditures and capitalized software development costs.

Our use of these non-GAAP terms may vary from that of others in our industry, and other companies may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Non-GAAP measures have important limitations as analytical tools and you should not consider them in isolation, and they should not be considered as an alternative to net loss before provision for income taxes, net loss, net loss per share, net cash from operating activities or any other measures derived in accordance with GAAP. Some of these limitations are:

•adjusted EBITDA eliminates the impact of the provision for income taxes on our results of operations, and does not reflect other expense (income), net, interest income, or interest expense;

•adjusted EBITDA does not reflect restructuring costs. Restructuring costs may include certain lease impairment costs, certain losses related to early lease terminations, and severance;

•adjusted EBITDA does not reflect significant acquisition, integration, and transformation costs. Acquisition, integration and transformation costs include investment banking, financing, legal, accounting, consultancy, integration, fair value changes related to contingent consideration, and certain other transaction costs related to mergers and acquisitions. It also includes costs related to certain business transformation initiatives focused on integrating and optimizing various operations and systems, including upgrading our customer relationship management and enterprise resource planning systems. These transformation cost adjustments made to our results do not represent normal, recurring, operating expenses necessary to operate the business but, rather, incremental costs incurred in connection with our acquisition and integration activities;

•adjusted EBITDA does not reflect goodwill impairment charges; and

•adjusted EBITDA does not reflect the significant non-cash stock-based compensation expense which should be viewed as a component of recurring operating costs.

In addition, although amortization of intangible assets and depreciation of property and equipment are non-cash charges, the assets being amortized and depreciated will often have to be replaced in the future, and adjusted EBITDA does not reflect any expenditures for such replacements.

We compensate for these limitations by using these non-GAAP measures along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance. Such GAAP measurements include net loss, net loss per share, net cash provided by operating activities, and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The following is a reconciliation of net loss, the most directly comparable GAAP financial measure, to adjusted EBITDA:

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(In thousands, unaudited)

			Outlook in millions (8)
	Three Months Ended March 31,		Second Quarter	Full Year
	2025	2024	2025	2025
Net income (loss)	$(93,012)	$(81,889)	$(70) - (35)	$(247) - (159)
Add:
Provision for income taxes	(18,255)	2,690
Other expense (income), net	(2,435)	370
Interest expense	5,765	5,649
Interest income	(12,674)	(13,942)
Depreciation of property and equipment	3,564	2,834
Amortization of intangible assets	84,304	95,057
Restructuring costs	4,347	9,673
Acquisition, integration, and transformation costs	2,188	373
Goodwill impairment	59,138	—
Stock-based compensation	25,163	42,325
Total Adjustments	151,105	145,029	91 - 140	422 - 551
Consolidated Adjusted EBITDA	$58,093	$63,140	$56 - 70	$263 - 304

Segment Adjusted EBITDA
Integrated Care	$50,379	$47,674
BetterHelp	7,714	15,466
Consolidated Adjusted EBITDA	$58,093	$63,140
See note (8) in the Notes section that follows.

The following is a reconciliation of net cash provided by operating activities, the most directly comparable GAAP financial measure, to free cash flow:

Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow
(In thousands, unaudited)

	Three Months Ended		Outlook (9)
	March 31,		Full Year
	2025	2024	2025 (in millions)
Net cash provided by operating activities	$15,919	$8,920	$309 - 329
Capital expenditures	(2,726)	(1,149)
Capitalized software development costs	(28,859)	(34,363)
Capex	(31,585)	(35,512)	(139) - (129)
Free Cash Flow	$(15,666)	$(26,592)	$170 - 200
See note (9) in the Notes section that follows.

Notes:

1.A reconciliation of each non-GAAP measure to the most comparable measure under GAAP has been provided in this press release in the accompanying tables. An explanation of these non-GAAP measures is also included under the heading “Non-GAAP Financial Measures.”

2.U.S. Integrated Care Members represent the number of unique individuals who have paid access and visit fee only access to our suite of integrated care services in the U.S. at the end of the applicable period.

3.Excluding the amount capitalized related to software development projects.

4.Chronic Care Program Enrollment represents the total number of enrollees across our suite of chronic care programs at the end of the applicable period.

5.Average monthly revenue per U.S. Integrated Care member is calculated by dividing the total revenue generated from the Integrated Care segment by the average number of U.S. Integrated Care Members (see note 2) during the applicable period.

6.BetterHelp Paying Users represent the average number of global monthly paying users of our BetterHelp therapy services during the applicable period.

7.We have two segments: Teladoc Health Integrated Care (“Integrated Care”) and BetterHelp. The Integrated Care segment includes a suite of global virtual medical services including general medical, expert medical services, specialty medical, chronic condition management, mental health, and enabling technologies and enterprise telehealth solutions for hospitals and health systems. The BetterHelp segment includes virtual therapy and other wellness services provided on a global basis which are predominantly marketed and sold on a direct-to-consumer basis.

8.We have not provided a full line-item reconciliation for net loss to adjusted EBITDA outlook because we do not provide outlook on the individual reconciling items between net loss and adjusted EBITDA. This is due to the uncertainty as to timing, and the potential variability, of the individual reconciling items such as impairments, stock-based compensation and the related tax impact, provision for income taxes, acquisition, integration, and transformation costs, and restructuring costs, the effect of which may be significant. Accordingly, a full line-item reconciliation of the GAAP measure to the corresponding non-GAAP financial measure outlook is not available without unreasonable effort.

9.We have not provided a line-item reconciliation for free cash flow to net cash from operating activities for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts.

Investors:
Michael Minchak
617-444-9612
ir@teladochealth.com

Media:
Chris Stenrud
860-491-8821
pr@teladochealth.com